EXHIBIT 24.1

                        TAMPA ELECTRIC COMPANY
                           POWER OF ATTORNEY

     WHEREAS, the Board of Directors of Tampa Electric Company, a Florida corporation, at a meeting held on January 21, 1998, authorized the officers and Directors of the Company to execute an Annual Report on Form 10-K and authorized the officers of the Company to file said Annual Report with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as amended.

     NOW, THEREFORE, each of the undersigned in his capacity as a Director or officer or both, as the case may be, of said Company, does hereby appoint R. H. Kessel, J. B. Ramil and D. R. Pokross, Jr., and each of them, severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as Director or officer or both, as the case may be, of said Company, said Annual Report and any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys has the power to act hereunder with or without the other of said a t t o r n e ys and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves the acts of said attorneys and each of them.

     I N   TESTIMONY  WHEREOF,  the  undersigned  have  executed  this instrument on the dates set forth below.


            /s/ G. F. Anderson                    January 21, 1998
     G. F. Anderson, Chief Executive Officer
             and Director
        (Principal Executive Officer)


              /s/ J. B. Ramil                     January 21, 1998
       J. B. Ramil, Vice President-Finance
          and Chief Financial Officer
          (Principal Financial Officer)


              /s/ W. L. Griffin                   January 21, 1998
     W. L. Griffin, Vice President-Controller
          (Principal Accounting Officer)



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                                                      EXHIBIT 24.1

                  /s/ C. D. Ausley                January 21, 1998
          C. D. Ausley, Director


                 /s/ S. L. Baldwin                January 21, 1998
          S. L. Baldwin, Director

                /s/ H. L. Culbreath               January 21, 1998
          H. L. Culbreath, Director


               /s/ J. L. Ferman, Jr.              January 21, 1998
          J. L. Ferman, Jr., Director


               /s/ E. L. Flom                     January 21, 1998
          E. L. Flom, Director


               /s/ H. R. Guild, Jr.               January 21, 1998
          H. R. Guild, Jr., Director


                                                  January 21, 1998
          T. L. Guzzle, Chairman of the Board
          and Director


                /s/ T. L. Rankin                  January 21, 1998
          T. L. Rankin, Director


               /s/ R. L. Ryan                     January 21, 1998
          R. L. Ryan, Director


               /s/ W. P. Sovey                    January 21, 1998
          W. P. Sovey, Director


               /s/ J. T. Touchton                 January 21, 1998
          J. T. Touchton, Director


               /s/ J. A. Urquhart                 January 21, 1998
          J. A. Urquhart, Director


               /s/ J. O. Welch, Jr.               January 21, 1998
          J. O. Welch, Jr., Director

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